Exhibit 10.35

SVB FINANCIAL GROUP LONG-TERM CASH INCENTIVE PLAN

Adopted: July 21, 2010

1. Purposes of the Plan. The Plan is intended to increase stockholder value and the success of the Company by motivating Employees to (a) perform to the best of their abilities, and (b) achieve the Company’s objectives.

2. Definitions.

(a) “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

(b) “Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period, subject to the Committee’s authority under Section 3(d) to modify the award.

(c) “Board” means the Board of Directors of the Company.

(d) “Bonus Pool” means the pool of funds available for distribution to Participants. Subject to the terms of the Plan, the Committee establishes the Bonus Pool for each Performance Period.

(e) “Change of Control” means (i) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in beneficial owners of the total voting power in the election of directors represented by the voting securities (“Voting Securities”) of the Company (as the case may be) outstanding immediately prior thereto continuing to beneficially own securities representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total Voting Securities of the Company, or of such surviving entity, outstanding immediately after such merger or consolidation; (ii) the filing of a plan of liquidation or dissolution of the Company or the closing of the sale, lease, exchange or other transfer or disposition by the Company of all or substantially all of the Company’s assets; (iii) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) , other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their beneficial ownership of stock in the Company, is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Company representing fifty percent (50%) or more of the Voting Securities; or (iv) any person (as such term is used in Sections 13(d) or 14(d) of the Exchange Act), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company, is or becomes the beneficial owner (within the meaning or Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Company representing twenty-five percent (25%) or more of the Voting Securities of such corporation, and within twelve (12) months of the occurrence of such event, a change in the composition of the Board occurs as a result of which sixty percent (60%) or fewer of the Directors are Incumbent Directors.

(f) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(g) “Committee” means the committee appointed by the Board (pursuant to Section 5) to administer the Plan. Unless and until the Board otherwise determines, the Board’s Compensation Committee will administer the Plan.

(h) “Company” means SVB Financial Group, or any successor thereto.

(i) “Disability” means any medically determinable physical or mental impairment resulting in the Participant’s inability to perform the duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months.

(j) “Employee” means any executive, officer, or key employee of the Company or of an Affiliate.

(k) “Incumbent Directors” means members of the Board who either (A) are members of the Board as of the date hereof, (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the members of the Board who are Incumbent Directors described in (A) above at the time of such election or nomination, or (C) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the members of the Board who are Incumbent Directors described in (A) or (B) above at the time of such election or nomination. Notwithstanding the foregoing, “Incumbent Directors” will not include an individual whose election or nomination to the Board occurs in order to provide representation for a person or group of related persons who have initiated or encouraged an actual or threatened proxy contest relating to the election of members of the Board.

(l) “Fiscal Year” means the fiscal year of the Company.

(m) “Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

(n) “Performance Period” means the period of time for the measurement of the performance criteria that must be met to receive an Actual Award, as determined by the Committee in its sole discretion. A Performance Period may be divided into one or more shorter periods if, for example, but not by way of limitation, the Committee desires to measure some performance criteria over twelve (12) months and other criteria over three (3) months.

(o) “Plan” means this SVB Financial Group Long-Term Cash Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

(p) “Retirement” means, unless the Committee provides otherwise, a resignation from the Company or any of its Affiliates if at the time of such resignation (i) a Participant is 62 years or older and has completed at least 20 years of service with the Company or its Affiliates (including predecessors), and (ii) the Participant is in good standing with the Company or its Affiliates, as determined by the Committee in its sole discretion.

(q) “Target Award” means the target award, at 100% performance achievement, payable under the Plan to a Participant for the Performance Period, as determined by the Committee in accordance with Section 3(b).

(r) “Termination of Service” means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

3. Selection of Participants and Determination of Awards.

(a) Selection of Participants. The Committee, in its sole discretion, will select the Employees who will be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Committee, on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period or Periods.

(b) Determination of Target Awards. The Committee, in its sole discretion, will establish a Target Award for each Participant for the Performance Period.

(c) Bonus Pool. Each Performance Period, the Committee, in its sole discretion, will establish a Bonus Pool, which pool may be established before, during or after the applicable Performance Period. Actual Awards will be paid from the Bonus Pool.

(d) Discretion to Modify Awards. Notwithstanding any contrary provision of the Plan, the Committee may, in its sole discretion and at any time, (i) increase, reduce or eliminate a Participant’s Actual Award, and/or (ii) increase, reduce or eliminate the amount allocated to the Bonus Pool. The Actual Award may be below, at or above the Target Award, in the Committee’s discretion. The Committee may determine the amount of any reduction on the basis of such factors as it deems relevant, and will not be required to establish any allocation or weighting with respect to the factors it considers. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may determine what Actual Award, if any, will be paid in the event of a Termination of Service or a Change of Control prior to the end of the Performance Period.

(e) Discretion to Determine Criteria. Notwithstanding any contrary provision of the Plan, the Committee will, in its sole discretion, determine the performance goals applicable to any Target Award which may include, without limitation, (i) assets; (ii) bond rating; (iii) book value (iv) cash flow; (v) cash position; (vi) earnings before interest and taxes; (vii) earnings before interest, taxes, depreciation and amortization; (viii) earnings per share of Company common stock; (ix) economic profit; (x) economic value added; (xi) equity or stockholder’s equity; (xii) growth in earnings; (xiii) growth in revenue; (xiv) market share; (xv) net income; (xvi) net profit; (xvii) net sales; (xviii) noninterest income as percent of total income; (xix) operating earnings; (xx) operating income; (xxi) profit before tax; (xxii) ratio of debt to debt plus equity; (xxiii) ratio of operating earnings to capital spending; (xxiv) results of regulatory reviews and examinations; (xxv) retained earnings; cumulative earnings; (xxvi) return on equity; return on net assets; (xxvii) return on sales; (xxviii) revenue; (xxix) sales growth; or (xxx) total stockholder return. As determined by the Committee, the performance goals may be based on GAAP or Non-GAAP results and any actual results may be adjusted by the Committee for one-time items or unbudgeted or unexpected items when determining whether the performance goals have been met. The goals may be on the basis of any factors the Committee determines relevant, and may be on an individual, divisional, business unit or Company-wide basis. The performance goals may differ from Participant to Participant and from award to award. Failure to meet the goals will result in a failure to earn the Target Award, except as provided in Section 3(d).

4. Payment of Awards.

(a) Right to Receive Payment. Each Actual Award will be paid solely from the general assets of the Company. Nothing in this Plan will be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

(b) Timing of Payment. Payment of each Actual Award will be made as soon as practicable after the end of the Performance Period during which the Actual Award was earned and after the Actual Award is approved by the Committee, but in no event later than March 15 of the calendar year following the calendar year during which the Participant’s Actual Award has been earned and is no longer subject to a substantial risk of forfeiture, provided that the Committee may permit Participants to elect to defer payment of their Actual Awards in a manner satisfying the requirements of Code Section 409A. Unless otherwise determined by the Committee, a Participant must be employed by the Company or any Affiliate on the last day of the Performance Period to receive a payment under the Plan.

It is the intent that this Plan comply with the requirements of Code Section 409A so that none of the payments to be provided hereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted to so comply.

(c) Form of Payment. Each Actual Award will be paid in cash (or its equivalent) in a single lump sum, unless otherwise determined by the Committee.

(d) Payment in the Event of Death or Disability. If a Participant dies or becomes Disabled prior to the payment of an Actual Award earned by him or her prior to death or Disability for a prior Performance Period, the Actual Award will be paid to his or her estate or to the Participant, as the case may be, subject to the Committee’s discretion to reduce or eliminate any Actual Award otherwise payable.

5. Plan Administration.

(a) Committee is the Administrator. The Plan will be administered by the Committee. The Committee will consist of not less than two (2) members of the Board. The members of the Committee will be appointed from time to time by, and serve at the pleasure of, the Board.

(b) Committee Authority. It will be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee will have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine which Employees will be granted awards, (ii) prescribe the terms and conditions of awards, (iii) interpret the Plan and the awards, (iv) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (v) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (vi) interpret, amend or revoke any such rules.

(c) Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law.

(d) Delegation by Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company.

(e) Indemnification. Each person who is or will have been a member of the Committee will be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she will give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

6. General Provisions.

(a) Tax Withholding. The Company will withhold all applicable taxes from any Actual Award, including any federal, state and local taxes (including, but not limited to, the Participant’s FICA, FUTA and SDI obligations).

(b) No Effect on Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) will not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only. The Company and its Affiliates expressly reserve the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect that such treatment might have upon him or her as a Participant.

(c) Participation. No Employee will have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

(d) Successors. All obligations of the Company under the Plan, with respect to awards granted hereunder, will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

(e) Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid award will be paid in the event of the Participant’s death. Each such designation will revoke all prior designations by the Participant and will be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death will be paid to the Participant’s estate.

(f) Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6(e). All rights with respect to an award granted to a Participant will be available during his or her lifetime only to the Participant.

7. Amendment, Termination, and Duration.

(a) Amendment, Suspension, or Termination. The Board or the Committee, in each of its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan will not, without the consent of the Participant, alter or impair any rights or obligations under any Actual Award theretofore earned by such Participant. No award may be granted during any period of suspension or after termination of the Plan.

(b) Duration of Plan. The Plan will commence on the date specified herein, and subject to Section 7(a) (regarding the Board or the Committee’s right to amend or terminate the Plan), will remain in effect thereafter.

8. Legal Construction.

(a) Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also will include the feminine; the plural will include the singular and the singular will include the plural.

(b) Severability. In the event any provision of the Plan will be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

(c) Requirements of Law. The granting of awards under the Plan will be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(d) Governing Law. The Plan and all awards will be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

(e) Bonus Plan. The Plan is intended to be a “bonus program” as defined under U.S. Department of Labor regulation 2510.3-2(c) and will be construed and administered in accordance with such intention.

(f) Captions. Captions are provided herein for convenience only, and will not serve as a basis for interpretation or construction of the Plan.